Exhibit 21.1

Significant subsidiaries

Entity Name	State or Country of Incorporation or Organization
Atlantic Plant Maintenance, Inc.	Delaware
BNR Infrastructure Co-Investment Limited	United Kingdom & Northern Ireland
COGELEX	France
EFS-N LLC	Delaware
FieldCore Service Solutions LLC	Delaware
FieldCore Service, Inc.	Delaware
GE Aero Energy Power, LLC	Delaware
GE Albany C.V.	Netherlands
GE Albany Funding Unlimited Company	Ireland
GE Capital EFS Financing, Inc.	Delaware
GE Capital Global Energy Investments B.V.	Netherlands
GE Digital Holdings LLC	Delaware
GE Digital LLC	Delaware
GE Drives & Controls, Inc.	Delaware
GE EFS Power Investments B.V.	Netherlands
GE Energias Renovaveis Ltda.	Brazil
GE Energy and Industrial Services, LLC	Delaware
GE Energy Canada Holdings ULC	Canada
GE Energy Management Services, LLC	Delaware
GE Energy Parts, Inc.	Delaware
GE Energy Power Conversion UK Holdings Limited	United Kingdom & Northern Ireland
GE Energy Products France SNC	France
GE Energy Services, Inc.	Delaware
GE Energy Switzerland GmbH	Switzerland
GE Eoliennes SN	France
GE GAS POWER FRANCE	France
GE Gas Turbines (Greenville) L.L.C.	Delaware
GE Global Parts & Products GmbH	Switzerland
GE Grid Alliance B.V.	Netherlands
GE Grid GmbH	Germany
GE Grid Solutions UK B.V.	Netherlands
GE Grid Solutions, LLC	Delaware
GE Hungary Kft.	Hungary
GE Hydro China Co., Ltd.	China
GE Hydro France	France
GE Infrastructure Technology International LLC	Delaware
GE Infrastructure Technology LLC	Delaware
GE P&W Equip e Servicos de Energia e Tratamento de Agua Ltda	Brazil
GE Packaged Power, LLC	Delaware
GE Power Global B.V.	Netherlands
GE Power GmbH	Germany
GE Power India Limited	India

Entity Name	State or Country of Incorporation or Organization
GE Power Netherlands B.V.	Netherlands
GE Power Sp. z o.o.	Poland
GE Renewable Energy Australia Pty Ltd	Australia
GE Renewable Holding B.V.	Netherlands
GE Renewable Holding France	France
GE Renewables Grid LLC	Ohio
GE Renewables North America, LLC	Delaware
GE Renewables US LLC	Delaware
GE Smallworld (Singapore) Pte. Ltd.	Singapore
GE Steam Power Holding Inc.	Delaware
GE Steam Power International B.V.	Netherlands
GE Steam Power Investment Co., Ltd.	China
GE Steam Power Ltd	United Kingdom & Northern Ireland
GE Steam Power Service France	France
GE Steam Power Systems	France
GE Steam Power, Inc.	Delaware
GE T&D India Limited	India
GE Vernova Brazil Holdings LLC	Delaware
GE Vernova International Holdings, Inc.	Delaware
GE Vernova International LLC	Delaware
GE Vernova Swiss Holdings GmbH	Switzerland
GE Wind Energy GmbH	Germany
GE Wind Energy, S.L.	Spain
GE WIND France SAS	France
GEAST SAS	France
GE-Hitachi Nuclear Energy Americas LLC	Delaware
GE-Hitachi Nuclear Energy Holdings LLC	Delaware
GENE Holding LLC	Delaware
General Electric (Switzerland) GmbH	Switzerland
GENERAL ELECTRIC ENERGY UK LIMITED	United Kingdom & Northern Ireland
General Electric Global Services GmbH	Switzerland
General Electric International Operations Company, Inc.	Delaware
General Electric Technology GmbH	Switzerland
General Electric UK Holdings Ltd.	United Kingdom & Northern Ireland
GEPR Energy Canada Inc.	Canada
Global Nuclear Fuel - Japan Co., Ltd.	Japan
Global Nuclear Fuel-Americas, LLC	Delaware
Grid Solutions (U.S.) LLC	Delaware
Grid Solutions Enerji Endustrisi A.S.	Turkey
Grid Solutions SAS	France
Grid Solutions Transmissao de Energia Ltda.	Brazil
IGE Energy Services (UK) Limited	United Kingdom & Northern Ireland

Entity Name	State or Country of Incorporation or Organization
Instrument Transformers, LLC	Florida
LM Group Holding A/S	Denmark
LM Wind Power A/S	Denmark
LM Wind Power Blades (France) S.A.S.	France
LM Wind Power Blades (India) Private Limited	India
Nautilus Pacific Three LLC	Japan
Nexus Controls LLC	Delaware
Ropcor, Inc.	Delaware
SFG XXVII LLC	Delaware
UK Grid Solutions Limited	United Kingdom & Northern Ireland

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